Exhibit 2.1

NOTICE OF ANNUAL GENERAL MEETING

Notice is hereby given that the annual general meeting of Harmony Gold Mining Company Limited (the company) will be held on Friday, 21 November 2014 at 11:00 (SA time) at the Hilton Hotel, 138 Rivonia Road, Sandton, Johannesburg, South Africa (see map on inside back cover), to conduct the business set out below and to consider and, if deemed fit, adopt, with or without modification, the ordinary and special resolutions set out in this notice.

In terms of section 59(1)(a) and (b) of the Companies Act 71 of 2008, as amended (the Act), the board of directors of the company (board) has set the record date for the purpose of determining which shareholders are entitled to:

(i)	receive the notice of the annual general meeting (being the date on which a shareholder must be registered in the company’s securities register to receive the notice of the annual general meeting) as Friday, 17 October 2014; and

(ii)	participate in and vote at the annual general meeting (being the date on which a shareholder must be registered in the company’s securities register to participate in and vote at the annual general meeting) as Friday, 14 November 2014.

PRESENTATION OF ANNUAL FINANCIAL STATEMENTS

The audited consolidated annual financial statements of the company and its subsidiaries, incorporating the reports of the auditors, the audit and risk committee and the directors for the year ended 30 June 2014 will be presented to the shareholders as required in terms of section 30(3)(d) of the Act.

Summarised consolidated financial statements are included in this document on pages 6 to 33. The complete consolidated annual financial statements are available on Harmony’s website at www.har.co.za/14/numbers/financials.

PRESENTATION OF GROUP SOCIAL AND ETHICS COMMITTEE REPORT

In accordance with regulation 43(5)(c) of the Act, the social and ethics committee’s report in the integrated annual report (www.har.co.za/14/about/sustainability-approach) will be presented to shareholders at the annual general meeting.

RESOLUTIONS FOR CONSIDERATION AND ADOPTION

1. ORDINARY RESOLUTION NUMBER 1:

Re-election of director

“RESOLVED THAT Ken Dicks, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (See Ken Dicks’ résumé below).

Ken Dicks (75)

Mine Managers Certificate (Metalliferous Mines), Mine Managers Certificate (Fiery Coal Mines), Management diplomas (Unisa) and (INSEAD)

Independent non-executive director

Ken joined the Harmony board in 2008. He has a mining engineering background with 39 years’ experience in the formal mining industry. He worked for Anglo American Plc gold and uranium divisions for 37 years in various senior positions. He also serves on the Board of Bauba Platinum Limited.

Member of the technical committee and the investment committee.

The percentage of voting rights required for ordinary resolution number 1 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

2. ORDINARY RESOLUTION NUMBER 2:

Re-election of director

“RESOLVED THAT Simo Lushaba, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (See Simo Lushaba’s résumé below).

34 Harmony Gold Mining Company Limited Report to Shareholders FY14

Dr Simo Lushaba (48)

BSc (Hons), MBA (Wales), DBA (University of KwaZulu-Natal), CD (SA)

Independent non-executive director

Simo joined the Harmony board in 2002. As an entrepreneur and executive business coach, Simo previously held senior management positions at Spoornet (Rail and Terminal Services division), was vice president of Lonmin Plc and chief executive of Rand Water. He is a non-executive director on the Board of Cashbuild Limited and facilitates programmes on corporate governance for the Institute of Directors (SA), where he is also a member.

Chairman of the investment committee and member of the audit and risk committee and remuneration committee.

The percentage of voting rights required for ordinary resolution number 2 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

3. ORDINARY RESOLUTION NUMBER 3:

Re-election of director

“RESOLVED THAT Mavuso Msimang, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (See Mavuso Msimang’s résumé below).

Mavuso Msimang (72)

MBA (Project Management), United States International University, San Diego California, BSc (University of Zambia)

Independent non-executive director

Mavuso joined the board in 2011. He has 27 years’ experience in management at executive level, and was involved in the successful transformation and restructuring of various state owned entities over a period of 16 years, until 2010. Mavuso was director-general of the South African Department of Home Affairs and previously served successively as chief executive officer of the State Information Technology Agency, South African National Parks and SA Tourism. He was country representative of the international development organisations World University Service/Canada and CARE-International in Ethiopia and Kenya, respectively. He also held senior management positions with UNICEF and the World Food Program.

Member of the nomination committee and social and ethics committee. Successor to the lead independent non-executive director.

The percentage of voting rights required for ordinary resolution number 3 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

4. ORDINARY RESOLUTION NUMBER 4:

Re-election of director

“RESOLVED THAT John Wetton, who retires by rotation at this annual general meeting in accordance with the company’s memorandum of incorporation and who is eligible and available for re-election, be and is hereby re-elected as a director of the company.” (See John Wetton’s résumé below).

John Wetton (65)

CA (SA), FCA

Independent non-executive director

John joined the Harmony board in 2011. He was with Ernst & Young from 1967 to 2010. Corporate audit was his main focus, but for the final 11 years he played a business development role across Africa. He led Ernst & Young’s mining group for a number of years and continued to act as senior partner for some of the firm’s major mining and construction clients. He was a member of Ernst & Young’s executive management committee and was, until retirement, a member of the Ernst & Young Africa governance board.

Chairman of the audit and risk committee and member of the social and ethics committee, remuneration committee and investment committee.

The percentage of voting rights required for ordinary resolution number 4 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

35

NOTICE OF ANNUAL GENERAL MEETING CONTINUED

5. ORDINARY RESOLUTION NUMBER 5:

Re-election of audit and risk committee member

“RESOLVED THAT, subject to the passing of ordinary resolution number 4, John Wetton be and is hereby re-elected as a member of the company’s audit and risk committee.” (See John Wetton’s résumé under ordinary resolution number 4).

The percentage of voting rights required for ordinary resolution number 5 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

6. ORDINARY RESOLUTION NUMBER 6:

Re-election of audit and risk committee member

“RESOLVED THAT Fikile De Buck be and is hereby re-elected as a member of the company’s audit and risk committee.” (See Fikile De Buck’s résumé below).

Fikile De Buck (53)

BA (Economics), FCCA (UK)

Lead independent non-executive director

Fikile joined the board in 2006. A Chartered Certified Accountant, she was only the second person to obtain this qualification in Botswana. She was awarded the Stuart Crystal Prize for Best Accounting Student at Birmingham Polytechnic (UK), now Birmingham University, being the first black overseas student to be awarded this prize. Fikile is a fellow of the Association of Chartered Certified Accountants (ACCA) UK. From 2000 to 2008, she worked in various capacities at the Council for Medical Schemes in South Africa, including as chief financial officer and chief operations officer. Prior to that she worked in various capacities at the Botswana Development Corporation and was the first treasurer of the Corporation. She also served on various boards representing the Corporation’s interests, and was the founding chairman of the Credit Guarantee Insurance Co. She has 23 years’ experience in financial reporting at executive level. Fikile is a non-executive director and chairman of the audit committee of Atlatsa Resources Corporation, and a member of various other committees. She is included in “South Africa’s Most Inspirational Women” coffee table book (2011). Fikile mentors a number of young people, mostly women.

Chairman of the nomination committee and a member of the social and ethics committee, remuneration committee and audit and risk committee.

The percentage of voting rights required for ordinary resolution number 6 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

7. ORDINARY RESOLUTION NUMBER 7:

Re-election of audit and risk committee member

“RESOLVED THAT, subject to the passing of ordinary resolution number 2, Simo Lushaba be and is hereby re-elected as a member of the company’s audit and risk committee.” (See Simo Lushaba’s résumé under ordinary resolution number 2).

The percentage of voting rights required for ordinary resolution number 7 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

8. ORDINARY RESOLUTION NUMBER 8:

Re-election of audit and risk committee member

“RESOLVED THAT Modise Motloba be and is hereby re-elected as a member of the company’s audit and risk committee.” (See Modise Motloba’s résumé below).

The percentage of voting rights required for ordinary resolution number 8 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

36 Harmony Gold Mining Company Limited Report to Shareholders FY14

Modise Motloba (48)

BSc, Diploma in Strategic Management

Independent non-executive deputy chairman

Modise joined the board in 2004. He is currently chief executive officer of Quartile Capital (Proprietary) Limited. His 21 years’ experience in investment banking, treasury and fund management includes appointments at Rand Merchant Bank, African Merchant Bank, African Harvest Fund Managers and Goldman Sachs. Modise is a former president of the Association of Black Securities and Investment Professionals where he was instrumental in formulating and negotiating the historic financial services charter in 2003.

Chairman of the social and ethics committee and a member of the nomination committee and the audit and risk committee.

9. ORDINARY RESOLUTION NUMBER 9:

Re-election of audit and risk committee member

“RESOLVED THAT Karabo Nondumo be and is hereby re-elected as a member of the company’s audit and risk committee.” (See Karabo Nondumo’s résumé below).

Karabo Nondumo (36)

BAcc, HDip (Acc), CA (SA)

Independent non-executive director

Karabo joined the board in 2013. She is an executive director of Igagu Communications. She held various roles at Vodacom Group Limited including executive head of Vodacom Business as well as Mergers and Acquisitions. She was inaugural chief executive officer of AWCA Investment Holdings Limited and former head of Global Markets Operations at Rand Refinery Limited. She is a former associate and executive assistant to the former executive chairman at Shanduka Group. She was seconded to Shanduka Coal, where she was a shareholder representative, and also served on various boards representing Shanduka’s interests. She is a qualified Chartered Accountant, a member of the South African Institute of Chartered Accountants and African Women Chartered Accountants. She is an independent non-executive director of Merafe Resources Limited, Richards Bay Coal Terminal (Pty) Ltd, South African Express SOC Limited and Rolfes Holdings Limited. She is on the advisory board of Senatla Capital and Trustee of Innovator Trust. She is a patron of Women In Mining South Africa.

Member of the audit and risk committee, technical committee and remuneration committee.

The percentage of voting rights required for ordinary resolution number 9 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

10. ORDINARY RESOLUTION NUMBER 10:

Reappointment of external auditors

“RESOLVED THAT PricewaterhouseCoopers Incorporated be and is hereby reappointed as the external auditor of the company to hold office until conclusion of the next annual general meeting.”

The percentage of voting rights required for ordinary resolution number 10 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution.

11. ORDINARY RESOLUTION NUMBER 11:

Approval of remuneration policy

“RESOLVED, as a non-binding advisory vote, that the remuneration policy of the company, as set out in the integrated annual report (www.harmony.co.za/investors/reporting/annual-reports), be and is hereby approved.”

As this matter is non-binding, no minimum voting threshold is needed.

37

NOTICE OF ANNUAL GENERAL MEETING CONTINUED

13. SPECIAL RESOLUTION NUMBER 1:

Non-executive directors’ remuneration

“RESOLVED, as a special resolution in terms of section 66(9) of the Act, that the company be and is hereby authorised to pay the following annual remuneration to its non-executive directors for their services as directors for a period of two years from the date of this annual general meeting or until the non-executive directors’ remuneration is amended by way of special resolution of shareholders, whichever comes first:

*	New proposed attendance fee per board meeting. See explanatory note on page 40
**	Lead Independent Director
***	As approved at the annual general meeting held on 5 December 2013

Ad hoc fees: R10 000 per ad hoc meeting/attendance to company business per day

The percentage of voting rights required for special resolution number 1 to be adopted: at least 75% (seventy-five percent) of the voting rights exercised on the resolution.

ELECTRONIC PARTICIPATION

Should any shareholder of the company wish to participate in the annual general meeting by way of electronic participation, that shareholder is obliged to apply in writing (including details on how the shareholder or its representative can be contacted) to the transfer secretaries at the address set out below at least 5 (five) business days prior to the annual general meeting. Shareholders who wish to participate in the meeting by dialing in must note that they will not be able to vote electronically. Should such shareholders wish to have their votes counted at the meeting, they are welcome to cast their votes via representation at the meeting either by proxy or by letter of representation, as provided for in this notice of annual general meeting. The costs of accessing any means of electronic participation provided by the company will be borne by the shareholder. The company cannot be held liable for any loss, damage, penalty or claim arising in any way from using the telecommunication facility whether or not as a result of any act or omission on the part of the company or anyone else.

IDENTIFICATION, PROXIES AND VOTING

Shareholders are reminded that:

•	a shareholder eligible to attend and vote at the annual general meeting is entitled to appoint a proxy (or proxies) to attend, participate in and vote at the meeting in place of the shareholder. Shareholders are referred to the proxy form attached to this notice in this regard;

•	a proxy need not also be a shareholder of the company; and

•	in terms of section 63(1) of the Act, any person attending or participating in a general meeting of shareholders must present reasonably satisfactory identification and the person presiding at the general meeting must be reasonably satisfied that the right of any person to participate in and vote (whether as shareholder or proxy for a shareholder) has been reasonably verified.

All beneficial owners whose shares have been dematerialised through a central securities depository participant (CSDP) or broker other than with ‘own name’ registration, must provide the CSDP or broker with their voting instructions in terms of their custody agreement should they wish to vote at the annual general meeting. Alternatively, they may request the CSDP or broker to provide them with a letter of representation, in terms of their custody agreements, should they wish to attend the annual general meeting.

38 Harmony Gold Mining Company Limited Report to Shareholders FY14

Unless you advise your CSDP or broker, in terms of your agreement, by the cut-off time stipulated therein, that you wish to attend the annual general meeting or send a proxy to represent you, your CSDP or broker may assume that you do not wish to attend the annual general meeting or send a proxy.

Forms of proxy (enclosed) must be dated and signed by the shareholder appointing a proxy and must be received at the offices of the transfer secretaries, Link Market Services South Africa Proprietary Limited by no later than 11:00 (SA time) on Wednesday, 19 November 2014.

In compliance with section 58(8)(b)(i) of the Act, a summary of the rights of a shareholder to be represented by proxy is set out immediately below:

An ordinary shareholder entitled to attend and vote at the annual general meeting may appoint any individual (or individuals) as a proxy/ies to attend, participate in and vote at the annual general meeting in place of the shareholder. A proxy need not be a shareholder of the company.

A proxy appointment must be in writing, dated and signed by the shareholder appointing a proxy and, subject to the rights of a shareholder to revoke such appointment (as set out below), remains valid only until the end of the annual general meeting.

A proxy may delegate its authority to act on behalf of a shareholder to another person, subject to any restrictions set out in the instrument appointing the proxy.

The appointment of a proxy is suspended at any time and to the extent that the shareholder who appointed such proxy chooses to act directly and in person in exercising any rights as a shareholder.

The appointment of a proxy is revocable by the shareholder cancelling this in writing, or making a later inconsistent appointment of a proxy, and delivering a copy of the revocation instrument to the proxy and to the company. The revocation of a proxy appointment constitutes a complete and final cancellation of the proxy’s authority to act on behalf of the shareholder as of the later of (a) the date stated in the revocation instrument, if any; and (b) the date on which the revocation instrument is delivered to the company as required in the first sentence of this paragraph.

If the instrument appointing the proxy or proxies has been delivered to the company, as long as that appointment remains in effect, any notice required by the Act or the company’s memorandum of incorporation to be delivered by the company to the shareholder, must be delivered by the company to (a) the shareholder, or (b) the proxy or proxies, if the shareholder has (i) directed the company to do so in writing; and (ii) paid any reasonable fee charged by the company for doing so.

Attention is also drawn to the notes to the form of proxy.

Completing a form of proxy does not preclude any shareholder from attending the annual general meeting.

On a show of hands, every shareholder present in person or by proxy, and if a member is a body corporate, its representative, will have one vote and, on a poll, every shareholder present in person or by proxy and, if the person is a body corporate, its representative, will have one vote for every share held or represented by him/her.

By order of the board

Harmony Gold Mining Company Limited

R Bisschoff

Company secretary

Randfontein

23 October 2014

39

NOTICE OF ANNUAL GENERAL MEETING CONTINUED

ANNUAL GENERAL MEETING – EXPLANATORY NOTES

PRESENTATION OF ANNUAL FINANCIAL STATEMENTS

At the annual general meeting (annual general meeting), the directors must present the annual financial statements for the year ended 30 June 2014 to shareholders as required in terms of section 30(3)(d) of the Act, together with the reports of the directors, audit and risk committee and the auditors. These are included in the integrated annual report.

PRESENTATION OF GROUP SOCIAL AND ETHICS COMMITTEE REPORT

At the annual general meeting, the social and ethics committee must report, through one of its members, on matters within its mandate as required in terms of Regulation 43(5)(c) of the Act.

ORDINARY RESOLUTIONS 1 TO 4: RE-ELECTION OF DIRECTORS

In accordance with the company’s memorandum of incorporation, one-third of directors are required to retire at each annual general meeting and may offer themselves for re-election.

The following directors are eligible and available for re-election:

•	Ken Dicks

•	Simo Lushaba

•	Mavuso Msimang

•	John Wetton

See their résumés on pages 34 to 37 of this report.

ORDINARY RESOLUTIONS 5 TO 9: ELECTION OF AUDIT AND RISK COMMITTEE

In terms of section 94(2) of the Act, a public company must at each annual general meeting elect an audit committee comprising of at least three members who are directors and who meet the criteria of section 94(4) of the Act. Regulation 42 to the Act specifies that one third of the members of the audit committee must have appropriate academic qualifications or experience in the areas as listed in the regulation.

The board is satisfied that the proposed members of the audit and risk committee meet all relevant requirements.

ORDINARY RESOLUTION 10: REAPPOINTMENT OF EXTERNAL AUDITORS

PricewaterhouseCoopers Incorporated has indicated its willingness to continue in office and ordinary resolution 10 proposes the reappointment of that firm as the company’s auditors. Section 90(3) of the Act requires the designated auditor to meet the criteria as set out in section 90(2) of the Act.

The board is satisfied that both PricewaterhouseCoopers Incorporated and the designated auditor meet all relevant requirements.

ORDINARY RESOLUTION 11: REMUNERATION POLICY

The King Report on Corporate Governance for South Africa, 2009 (King III) recommends that the remuneration policy of the company be submitted to shareholders for consideration and for an advisory, non-binding vote to give shareholders an opportunity to indicate their support for or opposition to the material provisions of the remuneration strategy.

SPECIAL RESOLUTION 1: NON-EXECUTIVE DIRECTORS’ REMUNERATION

In terms of section 66(8) and section 66(9) of the Act, companies may pay remuneration to directors for their services as directors unless otherwise provided by the memorandum of incorporation and on approval of shareholders by way of a special resolution. Executive directors are not specifically remunerated for their services as directors but as employees of the company and, as such, the resolution as included in this notice requests approval only for the remuneration paid to non-executive directors for their service as directors of the company. The proposed fees are recommended for approval for a period of 2 (two) years from the date of this Annual General Meeting or until such time as the non-executive directors’ remuneration is amended by way of special resolution of shareholders, whichever comes first.

King III principle 2.25, paragraph 153 provides that non-executive directors’ fees should comprise a base fee as well as an attendance fee per meeting. The board proposes that the annual retainer for non-executive directors’ fees increases in line with the consumer price index of 6% and, in addition, that a per board meeting attendance fee be paid in line with the provisions of King III.

GENERAL

Shareholders and proxies attending the annual general meeting are reminded that section 63(1) of the Act requires that reasonably satisfactory identification be presented for such shareholder or proxy to be allowed to attend or participate in the meeting.

40 Harmony Gold Mining Company Limited Report to Shareholders FY14

FORM OF PROXY

To be completed by certificated shareholders and dematerialised shareholders with ‘own name’ registration only
HARMONY GOLD MINING COMPANY LIMITED
Incorporated in the Republic of South Africa
Registration number: 1950/038232/06 (Harmony or company)
JSE share code: HAR
NYSE share code: HMY
ISIN code: ZAE 000015228

For completion by registered members of Harmony who are unable to attend the annual general meeting of the company to be held at the Hilton Hotel, 138 Rivonia Road, Sandton, Johannesburg, South Africa (see map on inside back cover), on Friday, 21 November 2014 at 11:00 (SA time) or at any adjournment thereof.

I/We (please print names in full)
of (address)
being the holder/s of	shares in the company, do hereby appoint:
1	or, failing him/her
2	or, failing him/her

the chairman of the annual general meeting, as my/our proxy to attend, speak and, on a poll or ballot, vote on my/our behalf at this annual general meeting of members or at any adjournment, and to vote or abstain from voting as follows on the ordinary and special resolutions to be proposed at such meeting:

		For	Against	Abstain
1.	Ordinary resolution 1: To re-elect Ken Dicks as a director
2.	Ordinary resolution 2: To re-elect Simo Lushaba as a director
3.	Ordinary resolution 3: To re-elect Mavuso Msimang as a director
4.	Ordinary resolution 4: To re-elect John Wetton as a director
5.	Ordinary resolution 5: To re-elect John Wetton as a member of the audit and risk committee
6.	Ordinary resolution 6: To re-elect Fikile De Buck as a member of the audit and risk committee
7.	Ordinary resolution 7: To re-elect Simo Lushaba as a member of the audit and risk committee
8.	Ordinary resolution 8: To re-elect Modise Motloba as a member of the audit and risk committee
9.	Ordinary resolution 9: To re-elect Karabo Nondumo as a member of the audit and risk committee
10.	Ordinary Resolution 10: To reappoint the external auditors
11.	Ordinary Resolution 11: To approve the remuneration policy
12.	Special Resolution 1 - To approve non-executive directors’ remuneration

Please indicate with an ‘X’ in the appropriate spaces above how you wish your vote to be cast. If no indication is given, the proxy may vote or abstain as he/she sees fit.

Signed at this day of 2014

Signature

Assisted by me, where applicable (name and signature)

Completed forms of proxy must be lodged with Link Market Services South Africa Proprietary Limited by no later than 11:00 on Wednesday, 19 November 2014.

Please read the notes and instructions on the reverse side.

NOTES

1.	A form of proxy is only to be completed by those ordinary shareholders who are:

1.1	registered holders of ordinary shares in certificated form; or

1.2	holders of dematerialised shares of the company in their own name.

2.	If you have already dematerialised your ordinary shares through a central securities depository participant (CSDP) or broker and wish to attend the annual general meeting, you must request your CSDP or broker to provide you with a letter of representation or instruct your CSDP or broker to vote by proxy on your behalf in terms of the agreement entered into between yourself and your CSDP or broker.

3.	A member may insert the name of a proxy or the names of two alternative proxies of the member’s choice in the space provided. The person whose name stands first on the form of proxy and who is present at the annual general meeting of shareholders will be entitled to act to the exclusion of those whose names follow.

4.	On a show of hands, a member of the company present in person or by proxy will have one (1) vote irrespective of the number of shares he/she holds or represents, provided that a proxy will, irrespective of the number of members he/she represents, have only one (1) vote. On a poll, a member who is present or represented by proxy will be entitled to that proportion of the total votes in the company which the aggregate amount of the nominal value of the shares held by him/her bears to the aggregate amount of the nominal value of all the shares issued by the company.

5.	A member’s instructions to the proxy must be indicated by inserting the relevant numbers of votes exercisable by the member in the appropriate box. Failure to comply will be deemed to authorise the proxy to vote or to abstain from voting at the annual general meeting as he/she deems fit in respect of all the member’s votes exercisable. A member or the proxy is not obliged to use all the votes exercisable by the member or by the proxy, but the total of votes cast and in respect of which abstention is recorded may not exceed the total of votes exercisable by the member or by the proxy.

6.	Forms of proxy (enclosed) must be dated and signed by the shareholder appointing a proxy and must be received at the offices of the transfer secretaries, Link Market Services South Africa Proprietary Limited, 13th Floor, Rennie House, 19 Ameshoff Street, Braamfontein, Johannesburg, 2001 (PO Box 4844, Johannesburg, 2000, fax number: +27 86 674 2450, email: meetfax@linkmarketservices.co.za) by no later than 11:00 (SA time) on Wednesday, 19 November 2014.

7.	Completing and lodging this form of proxy will not preclude the relevant member from attending the annual general meeting and speaking and voting in person to the exclusion of any proxy appointed in terms hereof.

8.	Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity or other legal capacity must be attached to this form of proxy, unless previously recorded by the transfer secretaries or waived by the chairman of the annual general meeting.

9.	The completion of blank spaces overleaf need not be initialled. Any alteration or correction made to this form of proxy must be initialled by the signatory/ies.

10.	Despite the aforegoing, the chairman of the annual general meeting may waive any formalities that would otherwise be a prerequisite for a valid proxy.

11.	If any shares are jointly held, all joint members must sign this form of proxy. If more than one of those members is present at the annual general meeting either in person or by proxy, the person whose name appears first in the register will be entitled to vote.

DIRECTIONS TO ANNUAL GENERAL MEETING

DIRECTIONS

From OR Tambo International

•	Take the R24 JOHANNESBURG highway

•	Take the NI2/N3 NORTH highway

•	Take the MARLBORO ROAD turn off

•	At the traffic light, turn left and carry on until you see a “Shell” petrol/gas station on your left

•	Turn right into SOUTH ROAD and carry on this road until you reach a T-junction (which will bring you to RIVONIA ROAD)

•	Turn left into RIVONIA ROAD

•	You will pass the Southern Sun Grayston Hotel on your left, followed by an apartment block

•	HILTON SANDTON is directly after these two buildings, also on your left

From Pretoria

•	Take the N1 to Johannesburg, then the M1

•	Take the GRAYSTON offramp, turn right into GRAYSTON DRIVE

•	Turn left into RIVONIA ROAD (McDonalds on your right)

•	You will pass the Southern Sun Grayston Hotel on your left, followed by an apartment block

•	HILTON SANDTON is directly after these two buildings, also on your left